Exhibit 99.1

NEWS RELEASE

Media Contact:               Doug Kline
Sempra Energy
(877) 340-8875
www.sempra.com

Financial Contact:         Patrick Billings
Sempra Energy
(877) 736-7727
investor@sempra.com

SEMPRA ENERGY REPORTS
HIGHER FIRST-QUARTER 2017 EARNINGS

SAN DIEGO, May 9, 2017 - Sempra Energy (NYSE: SRE) today reported first-quarter 2017 earnings of $441 million, or $1.75 per diluted share, up from $353 million, or $1.40 per diluted share, in the first quarter 2016.
“Our strong first-quarter results keep us on track to meet our 2017 earnings guidance,” said Debra L. Reed, chairman, president and CEO of Sempra Energy. “As we outlined at our analyst conference last month, we are executing on our strategic plan to grow our earnings at about twice the average rate of our utility peers from 2017 through 2021.”
All earnings, adjusted earnings, earnings per share and adjusted earnings per share for 2016 have been recast to reflect the adoption of a share-based compensation accounting standard in 2016. Additionally, first-quarter 2016 results for Southern California Gas Co. (SoCalGas) and San Diego Gas & Electric (SDG&E) did not include revenue from their 2016-18 General Rate Case, as the California Public Utilities Commission (CPUC) did not issue its final decision until last year’s second quarter.
Sempra Energy’s first-quarter adjusted earnings were $438 million, or $1.74 per diluted share, in 2017, up from $404 million, or $1.60 per diluted share, in 2016. Last year’s adjusted first-quarter results excluded a $27 million after-tax loss related to the previously announced agreement to sell Sempra LNG & Midstream’s stake in the Rockies Express Pipeline (REX) and $24 million of deferred tax expense related to the planned Termoeléctrica de Mexicali (TdM) power plant sale. Sempra Energy’s adjusted first-quarter 2017 results excluded a $3 million deferred tax benefit related to the planned sale of TdM.

SEMPRA UTILITIES
Southern California Gas Co.
Earnings for SoCalGas were $203 million in the first quarter 2017, compared with $199 million in the first quarter 2016.

San Diego Gas & Electric
First-quarter earnings for SDG&E were $155 million in 2017, compared with $136 million in 2016, due primarily to higher CPUC base margin and lower operating expenses.

Sempra South American Utilities
Earnings for Sempra South American Utilities were $47 million in the first quarter 2017, compared with $38 million in the first quarter 2016, primarily due to higher operating earnings in Peru.

SEMPRA INFRASTRUCTURE
Sempra Mexico
Sempra Mexico had first-quarter earnings of $48 million in 2017, compared with $18 million in 2016, due primarily to the $24 million in deferred tax expense in 2016 related to the planned TdM sale, offset by unfavorable foreign-currency and inflation impacts in 2017. Additionally, Sempra Mexico benefited in the first quarter 2017 from incremental operating earnings from subsidiary IEnova’s acquisitions late last year of the Ventika wind farm complex and PEMEX’s stake in the Gasoductos de Chihuahua joint venture, and higher regulatory earnings from projects in construction.

Sempra Renewables
First-quarter 2017 earnings for Sempra Renewables were $11 million, compared with $14 million in last year’s first quarter.

Sempra LNG & Midstream
Sempra LNG & Midstream had earnings of $1 million in the first quarter 2017, compared with a loss of $32 million in the first quarter 2016, primarily due to the $27 million after-tax loss in 2016 related to the agreement to sell its stake in REX.

EARNINGS GUIDANCE
Sempra Energy today reaffirmed its 2017 earnings-per-share guidance range of $4.85 to $5.25.

NON-GAAP FINANCIAL MEASURES

First-quarter adjusted earnings and adjusted earnings per share for both 2017 and 2016 are non-GAAP financial measures. Additional information regarding these non-GAAP financial measures is in the appendix on Table A of the first-quarter financial tables.

INTERNET BROADCAST
Sempra Energy will broadcast a live discussion of its earnings results over the Internet today at 12 p.m. EDT with senior management of the company. Access is available by logging onto the website at www.sempra.com. For those unable to log onto the live webcast, the teleconference will be available on replay a few hours after its conclusion by dialing (888) 203-1112 and entering passcode 2862957.
Sempra Energy, based in San Diego, is a Fortune 500 energy services holding company with 2016 revenues of more than $10 billion. The Sempra Energy companies’ more than 16,000 employees serve approximately 32 million consumers worldwide.
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This press release contains statements that are not historical fact and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements can be identified by words like "believes," "expects," "anticipates," "plans," "estimates," "projects," "forecasts," "contemplates," "assumes," "depends," "should," "could," "would," "will," "confident," "may," “can,” "potential," "possible," "proposed," "target," "pursue," "outlook," "maintain," or similar expressions or discussions of guidance, strategies, plans, goals, opportunities, projections, initiatives, objectives or intentions. Forward-looking statements are not guarantees of performance.  They involve risks, uncertainties and assumptions. Future results may differ materially from those expressed in the forward-looking statements.
Factors, among others, that could cause actual results and future actions to differ materially from those described in forward-looking statements include: actions and the timing of actions, including decisions, new regulations, and issuances of permits and other authorizations by the California Public Utilities Commission, U.S. Department of Energy, California Division of Oil, Gas, and Geothermal Resources, Federal Energy Regulatory Commission, U.S. Environmental Protection Agency, Pipeline and Hazardous Materials Safety Administration, Los Angeles County Department of Public Health, states, cities and counties, and other regulatory and governmental bodies in the United States and other countries in which we operate; the timing and success of business development efforts and construction projects, including risks in obtaining or maintaining permits and other authorizations on a timely basis, risks in completing construction projects on schedule and on budget, and risks in obtaining the consent and participation of partners; the resolution of civil and criminal litigation and regulatory investigations; deviations from regulatory precedent or practice that result in a reallocation of benefits or burdens among shareholders and ratepayers; modifications of settlements; delays in, or disallowance or denial of, regulatory agency authorizations to recover costs in rates from customers (including with respect to regulatory assets associated with the San Onofre Nuclear Generating Station facility and 2007 wildfires) or regulatory agency approval for projects required to enhance safety and reliability; the availability of electric power, natural gas and liquefied natural gas, and natural gas pipeline and storage capacity, including disruptions caused by failures in the transmission grid, moratoriums on the withdrawal or injection of natural gas from or into storage facilities, and equipment failures; changes in energy markets; volatility in commodity prices; moves to reduce or eliminate reliance on natural gas; the impact on the value of our investment in natural gas storage and related assets from low natural gas prices, low volatility of natural gas prices and the inability to procure favorable long-term contracts for storage services; risks posed by actions of third parties who control the operations of our investments, and risks that our partners or counterparties will be unable or unwilling to fulfill their contractual commitments; weather conditions, natural disasters, accidents, equipment failures, computer system outages, explosions, terrorist attacks and other events that disrupt our operations, damage our facilities and systems, cause the release of greenhouse gases, radioactive materials and harmful emissions, cause wildfires and subject us to third-party liability for property damage or personal injuries, fines and penalties, some of which may not be covered by insurance (including costs in excess of applicable policy limits) or may be disputed by insurers; cybersecurity threats to the energy grid, storage and pipeline infrastructure, the information and systems used to operate our businesses and the confidentiality of our proprietary information and the personal information of our customers and employees; capital markets and economic conditions, including the availability of credit and the liquidity of our investments; fluctuations in inflation, interest and currency exchange rates and our ability to effectively hedge the risk of such fluctuations; changes in the tax code as a result of potential federal tax reform, such as the elimination of the deduction for interest and non-deductibility of all, or a portion of, the cost of imported materials, equipment and commodities; changes in foreign and domestic trade policies and laws, including border tariffs, revisions to favorable international trade agreements, and changes that make our exports less competitive or otherwise restrict our ability to export; the ability to win competitively bid infrastructure projects against a number of strong and aggressive competitors; expropriation of assets by foreign governments and title and other property disputes; the impact on reliability of San Diego Gas & Electric Company's (SDG&E) electric transmission and distribution system due to increased amount and variability of power supply from renewable energy sources; the impact on competitive customer rates due to the growth in distributed and local power generation and the corresponding decrease in demand for power delivered through SDG&E's electric transmission and distribution system and from possible departing retail load resulting from customers transferring to Direct Access and Community Choice Aggregation; and other uncertainties, some of which may be difficult to predict and are beyond our control.
These risks and uncertainties are further discussed in the reports that Sempra Energy has filed with the Securities and Exchange Commission. These reports are available through the EDGAR system free-of-charge on the SEC's website, www.sec.gov, and on the company's website at www.sempra.com. Investors should not rely unduly on any forward-looking statements.  These forward-looking statements speak only as of the date hereof, and the company undertakes no obligation to update or revise these forecasts or projections or other forward-looking statements, whether as a result of new information, future events or otherwise.
Sempra South American Utilities, Sempra Infrastructure, Sempra LNG & Midstream, Sempra Renewables, Sempra Mexico and IEnova are not the same as the California utilities, San Diego Gas & Electric (SDG&E) or Southern California Gas Company (SoCalGas), and are not regulated by the California Public Utilities Commission.

SEMPRA ENERGY
Table A

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended March 31,
(Dollars in millions, except per share amounts)	2017	2016(1)
	(unaudited)
REVENUES
Utilities	$2,698	$2,442
Energy-related businesses	333	180
Total revenues	3,031	2,622

EXPENSES AND OTHER INCOME
Utilities:
Cost of electric fuel and purchased power	(527)	(515)
Cost of natural gas	(485)	(311)
Energy-related businesses:
Cost of natural gas, electric fuel and purchased power	(67)	(56)
Other cost of sales	(22)	(35)
Operation and maintenance	(714)	(701)
Depreciation and amortization	(360)	(328)
Franchise fees and other taxes	(110)	(111)
Equity earnings (losses), before income tax	3	(22)
Other income, net	169	49
Interest income	6	6
Interest expense	(169)	(143)
Income before income taxes and equity (losses) earnings of certain unconsolidated subsidiaries	755	455
Income tax expense	(295)	(108)
Equity (losses) earnings, net of income tax	(8)	17
Net income	452	364
Earnings attributable to noncontrolling interests	(11)	(11)
Earnings	$441	$353

Basic earnings per common share	$1.76	$1.41
Weighted-average number of shares outstanding, basic (thousands)	251,131	249,734

Diluted earnings per common share	$1.75	$1.40
Weighted-average number of shares outstanding, diluted (thousands)	252,246	251,487

Dividends declared per share of common stock	$0.82	$0.76

(1)	As adjusted for the adoption of ASU 2016-09 as of January 1, 2016.

SEMPRA ENERGY
Table A (Continued)
RECONCILIATION OF SEMPRA ENERGY GAAP EARNINGS TO SEMPRA ENERGY ADJUSTED EARNINGS (Unaudited)
Sempra Energy Adjusted Earnings and Adjusted Earnings Per Share exclude items (after the effects of taxes and, if applicable, noncontrolling interests) in 2017 and 2016 as follows:
Three months ended March 31, 2017:
▪$3 million deferred income tax benefit on Sempra Mexico’s Termoeléctrica de Mexicali (TdM) natural gas-fired power plant that is held for sale

Three months ended March 31, 2016:

▪	$(27) million impairment charge related to Sempra LNG & Midstream’s investment in Rockies Express Pipeline LLC (Rockies Express)
▪$(24) million deferred income tax expense on the TdM natural gas-fired power plant that is held for sale

Sempra Energy Adjusted Earnings and Adjusted Earnings Per Share are non-GAAP financial measures (GAAP represents accounting principles generally accepted in the United States of America). Because of the significance and nature of these items, management believes that these non-GAAP financial measures provide a meaningful comparison of the performance of Sempra Energy’s business operations from 2017 to 2016 and to future periods. Non-GAAP financial measures are supplementary information that should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. The table below reconciles for historical periods these non-GAAP financial measures to Sempra Energy Earnings and Diluted Earnings Per Common Share, which we consider to be the most directly comparable financial measures calculated in accordance with GAAP.

	Pretax amount	Income tax benefit(1)	Non-controlling interests	Earnings	Pretax amount	Income tax (benefit)expense(1)	Non-controlling interests	Earnings
(Dollars in millions, except per share amounts)	Three months ended March 31, 2017				Three months ended March 31, 2016(2)
Sempra Energy GAAP Earnings				$441				$353
Exclude:
Impairment of investment in Rockies Express	$—	$—	$—	—	$44	$(17)	$—	27
Deferred income tax (benefit) expense associated with TdM	—	(5)	2	(3)	—	29	(5)	24
Sempra Energy Adjusted Earnings				$438				$404

Diluted earnings per common share:
Sempra Energy GAAP Earnings				$1.75				$1.40
Sempra Energy Adjusted Earnings				$1.74				$1.60
Weighted-average number of shares outstanding, diluted (thousands)				252,246				251,487
(1)
Income taxes were calculated based on applicable statutory tax rates, except for adjustments that are solely income tax. Income taxes associated with TdM were calculated based on the applicable statutory tax rate, including translation from historic to current exchange rates.

(2)	Reflects the adoption of ASU 2016-09 as of January 1, 2016.

SEMPRA ENERGY
Table B

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in millions)	March 31, 2017	December 31, 2016(1)
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$290	$349
Restricted cash	72	66
Accounts receivable, net	1,468	1,554
Due from unconsolidated affiliates	24	26
Income taxes receivable	65	43
Inventories	210	258
Regulatory balancing accounts – undercollected	202	259
Fixed-price contracts and other derivatives	161	83
Assets held for sale	196	201
Other	265	271
Total current assets	2,953	3,110

Other assets:
Restricted cash	5	10
Due from unconsolidated affiliates	187	201
Regulatory assets	3,503	3,414
Nuclear decommissioning trusts	1,062	1,026
Investments	2,120	2,097
Goodwill	2,380	2,364
Other intangible assets	544	548
Dedicated assets in support of certain benefit plans	412	430
Insurance receivable for Aliso Canyon costs	621	606
Deferred income taxes	188	234
Sundry	817	815
Total other assets	11,839	11,745
Property, plant and equipment, net	33,492	32,931
Total assets	$48,284	$47,786

Liabilities and Equity
Current liabilities:
Short-term debt	$2,054	$1,779
Accounts payable	1,092	1,476
Due to unconsolidated affiliates	13	11
Dividends and interest payable	382	319
Accrued compensation and benefits	239	409
Regulatory balancing accounts – overcollected	189	122
Current portion of long-term debt	839	913
Fixed-price contracts and other derivatives	115	83
Customer deposits	160	158
Reserve for Aliso Canyon costs	49	53
Liabilities held for sale	40	47
Other	640	557
Total current liabilities	5,812	5,927
Long-term debt	14,409	14,429

Deferred credits and other liabilities:
Customer advances for construction	145	152
Pension and other postretirement benefit plan obligations, net of plan assets	1,212	1,208
Deferred income taxes	4,025	3,745
Deferred investment tax credits	26	28
Regulatory liabilities arising from removal obligations	2,761	2,697
Asset retirement obligations	2,455	2,431
Fixed-price contracts and other derivatives	343	405
Deferred credits and other	1,527	1,523
Total deferred credits and other liabilities	12,494	12,189
Equity:
Total Sempra Energy shareholders’ equity	13,264	12,951
Preferred stock of subsidiary	20	20
Other noncontrolling interests	2,285	2,270
Total equity	15,569	15,241
Total liabilities and equity	$48,284	$47,786

(1)	Derived from audited financial statements.

SEMPRA ENERGY
Table C

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three months ended March 31,
(Dollars in millions)	2017	2016(1)
	(unaudited)
Cash Flows from Operating Activities
Net income	$452	$364
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	360	328
Deferred income taxes and investment tax credits	268	78
Equity losses	5	5
Fixed-price contracts and other derivatives	(106)	4
Other	(22)	36
Net change in other working capital components	84	165
Insurance receivable for Aliso Canyon costs	(15)	(335)
Changes in other assets	(41)	(29)
Changes in other liabilities	19	10
Net cash provided by operating activities	1,004	626

Cash Flows from Investing Activities
Expenditures for property, plant and equipment	(992)	(971)
Expenditures for investments	(59)	(30)
Distributions from investments	17	9
Purchases of nuclear decommissioning and other trust assets	(350)	(94)
Proceeds from sales by nuclear decommissioning and other trusts	357	93
Increases in restricted cash	(93)	(16)
Decreases in restricted cash	93	20
Advances to unconsolidated affiliates	(5)	(6)
Repayments of advances to unconsolidated affiliates	2	9
Other	4	(3)
Net cash used in investing activities	(1,026)	(989)

Cash Flows from Financing Activities
Common dividends paid	(176)	(161)
Issuances of common stock	17	15
Repurchases of common stock	(14)	(54)
Issuances of debt (maturities greater than 90 days)	542	55
Payments on debt (maturities greater than 90 days)	(313)	(54)
(Decrease) increase in short-term debt, net	(97)	531
Other	(5)	(2)
Net cash (used in) provided by financing activities	(46)	330

Effect of exchange rate changes on cash and cash equivalents	9	6

Decrease in cash and cash equivalents	(59)	(27)
Cash and cash equivalents, January 1	349	403
Cash and cash equivalents, March 31	$290	$376

(1)	As adjusted for the adoption of ASU 2016-09 as of January 1, 2016.

SEMPRA ENERGY
Table D

SEGMENT EARNINGS (LOSSES) AND CAPITAL EXPENDITURES AND INVESTMENTS

	Three months ended March 31,
(Dollars in millions)	2017	2016(1)
	(unaudited)
Earnings (Losses)
Sempra Utilities:
San Diego Gas & Electric	$155	$136
Southern California Gas	203	199
Sempra South American Utilities	47	38
Sempra Infrastructure:
Sempra Mexico	48	18
Sempra Renewables	11	14
Sempra LNG & Midstream	1	(32)
Parent and other	(24)	(20)
Earnings	$441	$353

	Three months ended March 31,
(Dollars in millions)	2017	2016
	(unaudited)
Capital Expenditures and Investments
Sempra Utilities:
San Diego Gas & Electric	$418	$329
Southern California Gas	357	340
Sempra South American Utilities	43	43
Sempra Infrastructure:
Sempra Mexico	140	40
Sempra Renewables	69	199
Sempra LNG & Midstream	15	47
Parent and other	9	3
Consolidated Capital Expenditures and Investments	$1,051	$1,001

(1)	As adjusted for the adoption of ASU 2016-09 as of January 1, 2016.

SEMPRA ENERGY
Table E

OTHER OPERATING STATISTICS (Unaudited)

	Three months ended March 31,
UTILITIES	2017	2016

SDG&E and SoCalGas
Gas Sales (Bcf)(1)	126	113
Transportation (Bcf)(1)	156	148
Total Deliveries (Bcf)(1)	282	261

Total Gas Customers (Thousands)	6,816	6,782

Electric Sales (Millions of kWhs)(1)	3,764	3,773
Direct Access (Millions of kWhs)	787	834
Total Deliveries (Millions of kWhs)(1)	4,551	4,607

Total Electric Customers (Thousands)	1,436	1,428

Other Utilities
Natural Gas Sales (Bcf)
Sempra Mexico	8	8
Mobile Gas(2) (3)	—	13
Willmut Gas(3)	—	1
Natural Gas Customers (Thousands)
Sempra Mexico	119	114
Mobile Gas(2) (3)	—	84
Willmut Gas(3)	—	19
Electric Sales (Millions of kWhs)
Peru	1,894	1,949
Chile	811	799
Electric Customers (Thousands)
Peru	1,080	1,058
Chile	689	675

ENERGY-RELATED BUSINESSES

Sempra Infrastructure
Power Sold (Millions of kWhs)
Sempra Mexico(4)	1,055	580
Sempra Renewables(5)	1,014	767
Sempra LNG & Midstream	265	221

(1)	Includes intercompany sales.
(2)	Includes transportation.
(3)	On September 12, 2016, Sempra LNG & Midstream completed the sale of the parent company of Mobile Gas and Willmut Gas.
(4)
Includes power sold at the Termoeléctrica de Mexicali natural gas-fired power plant and in 2017, at the Ventika wind power generation facilities acquired in December 2016. Also includes 50 percent of total power sold at the Energía Sierra Juárez wind power generation facility, in which Sempra Energy has a 50-percent ownership interest. Energía Sierra Juárez is not consolidated within Sempra Energy, and the related investment is accounted for under the equity method.

(5)
Includes 50 percent of total power sold related to solar and wind projects in which Sempra Energy has a 50-percent ownership. These subsidiaries are not consolidated within Sempra Energy, and the related investments are accounted for under the equity method.